Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements (Nos. 134566 and 164014) on Form S-8 of Spectrum Pharmaceuticals, Inc. of our report dated June 28, 2011, relating to our audit of the Spectrum Pharmaceuticals, Inc. 401(k) Plan financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2010.
/s/ Windes & McClaughry Accountancy Corporation
Irvine, California
June 28, 2011